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                   CONVERTIBLE PREFERRED STOCK PURCHASE AGREEMENT

                                      Between

                           ALLIANCE PHARMACEUTICAL CORP.,

                     BROWN SIMPSON STRATEGIC GROWTH FUND, LTD.,

                     BROWN SIMPSON STRATEGIC GROWTH FUND, L.P.,

                             WESTOVER INVESTMENTS L.P.,

                             MONTROSE INVESTMENTS LTD.

                                        and

                            BAY HARBOR INVESTMENTS, INC.


                            Dated as of August 13, 1998



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--------------------------------------------------------------------------------

ARTICLE I  PURCHASE AND SALE OF PREFERRED SHARES . . . . . . . . . . . . . . . . . .1
  1.1   Purchase and Sale. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .1
  1.2   Purchase Price.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .2
  1.3   The Closings.. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .2
ARTICLE II  REPRESENTATIONS AND WARRANTIES . . . . . . . . . . . . . . . . . . . . .5
  2.1   Representations, Warranties and Agreements of the Company. . . . . . . . . .5
  2.2   Representations and Warranties of the Purchasers.  . . . . . . . . . . . . 12
ARTICLE III  OTHER AGREEMENTS OF THE PARTIES . . . . . . . . . . . . . . . . . . . 13
  3.1   Transfer Restrictions. . . . . . . . . . . . . . . . . . . . . . . . . . . 13
  3.2   Stop Transfer Instruction. . . . . . . . . . . . . . . . . . . . . . . . . 14
  3.3   Furnishing of Information. . . . . . . . . . . . . . . . . . . . . . . . . 14
  3.4   Blue Sky Laws. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 14
  3.5   Integration. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 14
  3.6   Certain Agreements.  . . . . . . . . . . . . . . . . . . . . . . . . . . . 15
  3.7   Listing and Reservation of Underlying Shares.. . . . . . . . . . . . . . . 15
  3.8   No Violation of Applicable Law.  . . . . . . . . . . . . . . . . . . . . . 15
  3.9   Notice of Breaches.. . . . . . . . . . . . . . . . . . . . . . . . . . . . 16
  3.10  Conversion Obligations of the Company. . . . . . . . . . . . . . . . . . . 16
  3.11  Subsequent Registrations.  . . . . . . . . . . . . . . . . . . . . . . . . 16
  3.12  Use of Proceeds. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 17
  3.13  Reimbursement. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 17
  3.14  Right of First Refusal; Subsequent Registrations.  . . . . . . . . . . . . 18
  3.15  Short Sales. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 19
ARTICLE IV  CONDITIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 20
  4.1   Conditions Precedent to the Obligation of the Company to Sell the
        Series E-1 Shares. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 20
  4.2   Conditions Precedent to the Obligation of the Purchasers to Purchase
        the Series E-2 Shares and the Series E-3 Shares. . . . . . . . . . . . . . 22
ARTICLE V  MISCELLANEOUS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 25
  5.1   Fees and Expenses. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 25
  5.2   Entire Agreement; Amendments.  . . . . . . . . . . . . . . . . . . . . . . 25
  5.3   Notices. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 25
  5.4   Amendments; Waivers. . . . . . . . . . . . . . . . . . . . . . . . . . . . 25
  5.5   Headings.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 26
  5.6   Successors and Assigns . . . . . . . . . . . . . . . . . . . . . . . . . . 26
  5.7   No Third-Party Beneficiaries.  . . . . . . . . . . . . . . . . . . . . . . 26
  5.8   Governing Law. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 26
  5.9   Survival.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 26
  5.10  Execution. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 26
  5.11  Publicity. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 27
  5.12  Severability.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 27
  5.13  Remedies.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 27
  5.14  Independent Nature of Purchasers' Obligations and Rights.  . . . . . . . . 27


SCHEDULES AND EXHIBITS

Schedule 1        -   Purchasers of Series E-1 Shares
Schedule 2.1(a)   -   Organization and Qualification; Subsidiaries
Schedule 2.1(c)   -   Capitalization; Rights to Acquire Capital Stock
Schedule 2.1(f)   -   Consents and Approvals
Schedule 2.1(g)   -   Litigation; Proceedings
Schedule 2.1(u)   -   Registration Rights, Rights of Participation
Schedule 2.1(v)   -   Title

Exhibit A         -   Certificate of Amendment
Exhibit B         -   Registration Rights Agreement
Exhibit C1        -   Legal Opinion of Lloyd A. Rowland, General Counsel of the
                      Company
Exhibit C2        -   Legal Opinion of Stroock & Stroock & Lavan LLP
Exhibit D         -   Transfer Agent Instructions
Exhibit E         -   Royalty Rights Agreement

                   CONVERTIBLE PREFERRED STOCK PURCHASE AGREEMENT


     CONVERTIBLE PREFERRED STOCK PURCHASE AGREEMENT (this "AGREEMENT"), dated as of August 13, 1998, between Alliance Pharmaceutical Corp., a New York corporation (the "COMPANY"), Brown Simpson Strategic Growth Fund, Ltd., a Cayman Islands exempt company ("BROWN SIMPSON LTD."), and Brown Simpson Strategic Growth Fund, L.P., a New York limited partnership ("BROWN SIMPSON L.P."), Westover Investments L.P., a Delaware limited partnership ("WESTOVER"), Montrose Investments Ltd., a Cayman Islands exempt company ("MONTROSE") and Bay Harbor Investments, Inc., a corporation organized and existing under the laws of the British Virgin Islands ("BAY HARBOR"). Brown Simpson Ltd., Brown Simpson L.P., Westover, Montrose and Bay Harbor are each referred to herein as a "PURCHASER" and are collectively referred to herein as the "PURCHASERS."

     WHEREAS, subject to the terms and conditions set forth in this Agreement, the Company desires to issue and sell to the Purchasers, and the Purchasers desire to acquire from the Company, shares of the Company's Series E-1 Convertible Preferred Stock, par value $0.01 per share (the "SERIES E-1 PREFERRED"), the Company's Series E-2 Convertible Preferred Stock, par value $0.01 per share (the "SERIES E-2 PREFERRED") and the Company's Series E-3 Convertible Preferred Stock, par value $0.01 per share (the "SERIES E-3 PREFERRED" and together with the Series E-1 Preferred and the Series E-2 Preferred, the "PREFERRED STOCK").

     IN CONSIDERATION of the mutual covenants contained in this Agreement, the Company and each Purchaser agree as follows:


                                     ARTICLE I

                       PURCHASE AND SALE OF PREFERRED SHARES

     1.1  PURCHASE AND SALE.

          (a) Subject to the terms and conditions set forth herein, the Company shall issue and sell to the Purchasers, and the Purchasers, severally and not jointly, shall purchase from the Company: (i) 100,000 shares of Series E-1 Preferred (the "SERIES E-1 SHARES"); (ii) up to 100,000 shares of Series E-2 Preferred (the "SERIES E-2 SHARES"); and (iii) up to 100,000 shares of Series E-3 Preferred (the "SERIES E-3 SHARES" and together with the Series E-1 Shares and the Series E-2 Shares, the "SHARES"). Notwithstanding anything to the contrary set forth in this Agreement, the aggregate number of Shares to be sold hereunder shall not exceed 300,000.

          (b) The Series E-1 Preferred shall have the respective rights, preferences and privileges (the "SERIES E-1 TERMS") set forth in the Certificate of Amendment to the Certificate of Incorporation of the Company (the "SERIES E-1 DESIGNATION") the form of which is attached hereto as EXHIBIT A attached hereto, which shall be approved by the

     Purchasers and the Company's Board of Directors (the "BOARD OF DIRECTORS") and filed on or prior to the Series E-1 Closing (as defined below) by the Company with the Secretary of State of the State of New York. The Series E-2 Preferred and Series E-3 Preferred shall have respective rights, preferences and privileges identical to the Series E-1 Terms, mutatis mutandis, and shall rank pari passu with the Series E-1 Preferred with regard to dividends, liquidation, voting rights and any other preferential rights designated therein, except that the Initial Conversion Price (as defined in the Series E-1 Designation) for conversion of the Series E-2 Shares and Series E-3 Shares shall equal 120% of the Per Share Market Value on the Trading Day immediately prior to the Series E-2 Closing Date (as defined below) or the Series E-3 Closing Date (as defined below), as applicable.

     The Series E-2 Preferred and Series E-3 Preferred shall be authorized pursuant to certificates of amendment identical, except with respect to the calculation of the Initial Conversion Price, to the Series E-1 Designation, MUTATIS MUTANDIS, prepared by the Company, subject to the approval of the Purchasers, and filed at or prior to the Series E-2 Closing Date (as defined below) and Series E-3 Closing Date (as defined below), as applicable, by the Company with the Secretary of State of the State of New York (such certificates of amendment, together with the Series E-1 Designation, are referred to as the "CERTIFICATES OF DESIGNATION").

     For purposes of this Agreement, "CONVERSION PRICE," "ORIGINAL ISSUE DATE," "CONVERSION DATE" "TRADING DAY" and "PER SHARE MARKET VALUE" shall have the meanings set forth in the Certificates of Designation; and "MARKET PRICE" at any date shall mean the average Per Share Market Value for the five (5) Trading Days immediately preceding such date.

     1.2  PURCHASE PRICE.  The purchase price per Share shall be $60.00.

     1.3  THE CLOSINGS.

          (a)  The Series E-1 Closing.

               (i) The closing of the purchase and sale of the Series E-1 Shares (the "SERIES E-1 CLOSING") shall take place at the offices of Akin, Gump, Strauss, Hauer & Feld, L.L.P. ("AKIN, GUMP"), 590 Madison Avenue, New York, New York 10022, immediately following the execution hereof or such later date or different location as the parties shall agree, but not prior to the date that the conditions set forth in
          Section 4.1 have been satisfied or waived by the appropriate party. The date of the Series E-1 Closing is hereinafter referred to as the "SERIES E-1 CLOSING DATE." At the Series E-1 Closing, the Company shall sell and issue to the Purchasers, and the Purchasers shall, severally and not jointly, purchase from the Company, 100,000 Series E-1 Shares for an aggregate purchase price of $6 million (the "SERIES E-1 PURCHASE PRICE").

               (ii) At the Series E-1 Closing (a) the Company shall deliver to each Purchaser stock certificates representing the Series E-1 Shares purchased by such Purchaser as set forth next to such Purchaser's name on SCHEDULE 1 attached hereto, each registered in the name of such Purchaser, and all other documents, instruments and writings required to have been delivered at or prior to the Series E-1 Closing by the Company pursuant to this Agreement and the Registration Rights Agreement, dated the date hereof, by and between the Company and the Purchasers, in the form of EXHIBIT B hereto (the "REGISTRATION RIGHTS AGREEMENT"), and (b) each Purchaser shall deliver to the Company the portion of the Series E-1 Purchase Price set forth next to its name on SCHEDULE 1, in United States dollars in immediately available funds by wire transfer to an account designated in writing by the Company for such purpose on or prior to the Series E-1 Closing Date, and all documents, instruments and writings required to have been delivered at or prior to the Series E-1 Closing by such Purchaser pursuant to this Agreement and the Registration Rights Agreement.

          (b)  THE SERIES E-2 CLOSING.

               (i) Subject to the terms and conditions set forth in Section 4.2 and elsewhere in this Agreement, the Company shall, if the Per Share Market Value has not been less than $3.00 for any ten consecutive Trading Days since the Series E-1 Closing Date, have the right to deliver a written notice to the Purchasers (a "SERIES E-2 SUBSEQUENT FINANCING NOTICE") requiring the Purchasers to purchase Series E-2 Shares. The Company may deliver a Series E-2 Subsequent Financing Notice no earlier than the date on which the Registration Statement on Form S-3 filed with the Securities and Exchange Commission (the "COMMISSION") with respect to the Series E-1 Shares has been declared effective by the Commission and no later than 60 days after such effective date. Such Series E-2 Subsequent Financing Notice shall set forth the dollar amount of Series E-2 Shares that the Company intends to sell to the Purchasers, PROVIDED, HOWEVER, that the minimum amount of such sale and purchase shall be $5,000,000 and the maximum amount of such sale and purchase shall be equal to $15,000,000 minus the Series E-1 Purchase Price. At the Series E-2 Closing each Purchaser shall be obligated (subject to the terms and conditions herein) to purchase such portion of such Series E-2 Shares as equals such Purchaser's pro rata portion of the purchase price for the Series E-1 Shares issued and sold at the Series E-1 Closing. The closing of the purchase and sale of the Series E-2 Shares (the "SERIES E-2 CLOSING") shall take place in the same manner as the Series E-1 Closing, on such date indicated in the Series E-2 Subsequent Financing Notice (which may not be prior to the 20th day after receipt by the Purchasers of the Series E-2 Subsequent Financing Notice or as otherwise agreed to by the parties); PROVIDED, HOWEVER, that in no case shall the Series E-2 Closing take place unless and until the conditions listed in
          Section 4.2 have been satisfied or waived by the appropriate party. The date of the Series E-2 Closing is hereinafter referred to as the "SERIES E-2 CLOSING DATE" and the purchase price paid for the Series E-2 Shares is hereinafter referred to as the "SERIES E-2 PURCHASE PRICE.")

               (ii) At the Series E-2 Closing, (a) the Company shall deliver (A) to each Purchaser (1) a pro rata portion of the Series E-2 Shares (determined by reference to the amount of Series E-1 Shares issued and sold at the Series E-1 Closing) to be issued and sold thereat (or such other amount upon which the parties may agree), registered in the name of the appropriate Purchaser, (2) the legal opinions referenced in
          Section 4.2(l), substantially in the forms attached hereto as EXHIBIT C1 and EXHIBIT C2, and (3) all other documents, instruments and writings required to have been delivered at or prior to the Series E-2 Closing by the Company to the Purchasers pursuant to this Agreement, and (b) each Purchaser shall deliver to the Company (1) the purchase price for the Series E-2 Shares being purchased by it at the Series E-2 Closing in United States dollars in immediately available funds by wire transfer to an account designated in writing by the Company for such purpose on or prior to the Series E-2 Closing Date and (2) all documents, instruments and writings required to have been delivered at or prior to the Series E-2 Closing by such Purchaser pursuant to this Agreement.

     (c)  THE SERIES E-3 CLOSING.

               (i) Subject to the terms and conditions set forth in Section 4.2 and elsewhere in this Agreement, the Company shall, if the Per Share Market Value has not been less than $3.00 for any ten consecutive Trading Days since the Series E-1 Closing Date, have the right to deliver a written notice to the Purchasers (a "SERIES E-3 SUBSEQUENT FINANCING NOTICE") requiring the Purchasers to purchase Series E-3 Shares. The Company may deliver a Series E-3 Subsequent Financing Notice no earlier than the date on which the Registration Statement on Form S-3 filed with the Commission with respect to the Series E-2 Shares has been declared effective by the Commission and no later than 60 days after such effective date. Such Series E-3 Subsequent Financing Notice shall set forth the dollar amount of Series E-3 Shares that the Company intends to sell to the Purchasers, PROVIDED, HOWEVER, that the amount of such sale and purchase shall not exceed $5,000,000. At the Series E-3 Closing each Purchaser shall be obligated (subject to the terms and conditions herein) to purchase such portion of such Series E-3 Shares as equals such Purchaser's pro rata portion of the purchase price for the Series E-1 Shares issued and sold at the Series E-1 Closing. The closing of the purchase and sale of the Series E-3 Shares (the "SERIES E-3 CLOSING") shall take place in the same manner as the Series E-1 Closing on such date indicated in the Series E-3 Subsequent Financing Notice (which may not be prior to the 20th day after receipt by the Purchasers of the Series E-3 Subsequent Financing Notice or as otherwise agreed to by the parties); PROVIDED that in no case shall the Series E-3 Closing take place unless and until the conditions listed in Section 4.2 have been satisfied or waived by the appropriate party. The date of the Series E-3 Closing is hereinafter referred to as the "SERIES E-3 CLOSING DATE."

               (ii) At the Series E-3 Closing, (a) the Company shall deliver (A) to each Purchaser (1) a pro rata portion of the Series E-3 Shares (determined by reference to the amount of Series E-1 Shares issued and sold at the Series E-1 Closing) to be issued and sold thereat (or such other amount upon which the parties may agree), registered in the name of the appropriate Purchaser, (2) the legal opinions referenced in
          Section 4.2(l), substantially in the forms attached hereto as EXHIBIT C1 and EXHIBIT C2, and (3) all other documents, instruments and writings required to have been delivered at or prior to the Series E-3 Closing by the Company to the Purchasers pursuant to this Agreement, and (b) each Purchaser shall deliver to the Company (1) the purchase price for the Series E-3 Shares being purchased by it at the Series E-3 Closing in United States dollars in immediately available funds by wire transfer to an account designated in writing by the Company for such purpose on or prior to the Series E-3 Closing Date and (2) all documents, instruments and writings required to have been delivered at or prior to the Series E-3 Closing by such Purchaser pursuant to this Agreement.

                                     ARTICLE II

                           REPRESENTATIONS AND WARRANTIES

     2.1 REPRESENTATIONS, WARRANTIES AND AGREEMENTS OF THE COMPANY. The Company hereby makes the following representations and warranties to the Purchasers:

          (a) ORGANIZATION AND QUALIFICATION; SUBSIDIARIES. The Company is a corporation, duly incorporated, validly existing and in good standing under the laws of the State of New York, with the requisite corporate power and authority to own and use its properties and assets and to carry on its business as currently conducted. The Company has no subsidiaries other than as set forth in SCHEDULE 2.1(a) (collectively the "SUBSIDIARIES"). Each of the Subsidiaries is a corporation, duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization (as applicable), with the full corporate power and authority to own and use its properties and assets and to carry on its business as currently conducted. Each of the Company and the Subsidiaries is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, would not, individually or in the aggregate, (x) adversely affect the legality, validity or enforceability of the Preferred Stock or any of the Transaction Documents (as defined below), (y) have or result in a material adverse effect on the results of operations, assets, prospects, or financial condition of the Company and the Subsidiaries, taken as a whole or (z) adversely impair the Company's ability to perform fully on a timely basis its obligations under any Transaction Document (any of (x), (y) or (z), being a "MATERIAL ADVERSE EFFECT").

          (b) AUTHORIZATION; ENFORCEMENT. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and the other Transaction Documents, and otherwise to carry out its obligations hereunder and thereunder. This Agreement, the Certificates of Designation the Royalty Rights Agreement between the Company and the Purchasers (the "ROYALTY AGREEMENT") and the Registration Rights Agreement are collectively referred to as the "TRANSACTION DOCUMENTS." The execution and delivery of each of the Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company. Each of the Transaction Documents has been duly executed by the Company and when delivered in accordance with the terms hereof will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors' rights and remedies or by other equitable principles of general application. Neither the Company nor any Subsidiary is in violation of any of the provisions of its respective certificate of incorporation, bylaws or other charter documents. Prior to each of the closing dates the respective Certificate of Designation has been filed with the Secretary of State of the State of New York and will be in full force and effect, enforceable against the Company in accordance with the terms thereof.

          (c) CAPITALIZATION; RIGHTS TO ACQUIRE CAPITAL STOCK. The authorized, issued and outstanding capital stock of the Company as of August 12, 1998, is set forth in SCHEDULE 2.1(c). Except as disclosed in SCHEDULE 2.1(c), no shares of the capital stock of the Company are entitled to preemptive or similar rights, nor is any holder of the capital stock of the Company entitled to preemptive or similar rights arising out of any agreement or understanding with the Company by virtue of any of the Transaction Documents. Except as disclosed in SCHEDULE 2.1(c), as of August 12, 1998, there are no outstanding options, warrants, script rights to subscribe to, calls or commitments of any character whatsoever relating to, or, except as a result of the purchase and sale of the Shares, securities, rights or obligations convertible into or exchangeable for, or giving any person any right to subscribe for or acquire any shares of Common Stock, or contracts, commitments, understandings, or arrangements by which the Company or any Subsidiary is or may become bound to issue additional shares of Common Stock, or securities or rights convertible or exchangeable into shares of Common Stock. Except as specifically disclosed in the SEC Documents (as defined below) or SCHEDULE 2.1(c), and, to the best knowledge of the Company, no Person or group of related Persons beneficially owns (as determined pursuant to Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT")) or has the right to acquire by agreement with or by obligation binding upon the Company beneficial ownership of in excess of 5% of the Common Stock. A "PERSON" means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

          (d) ISSUANCE OF SHARES. The Shares are duly authorized, and when issued and paid for in accordance with the terms hereof, shall be validly issued, fully paid and nonassessable, free and clear of all liens, encumbrances and rights of first refusal of any kind (collectively, "LIENS"). The Company has and, at the Series E-1 Closing Date, the Series E-2 Closing Date and the Series E-3 Closing Date (each a "CLOSING DATE"), as the case may be, will have and at all times while the Shares are outstanding will maintain an adequate reserve of duly authorized shares of Common Stock to enable it to perform its obligations under this Agreement and the Certificates of Designation with respect to the number of Shares issued and outstanding at such Closing Date and in no circumstances shall such reserved and available shares of Common Stock be less than 175% of the maximum number of shares of Common Stock which would be issuable upon conversion of the Shares issued pursuant to the terms hereof with respect to the number of Shares issued and outstanding at such Closing Date were such conversion effected on the Original Issue Date for such Shares. The shares of Common Stock issuable upon conversion of the Shares are referred to herein as the "UNDERLYING SHARES." When issued in accordance with the Certificates of Designation, the Underlying Shares will be duly authorized, validly issued, fully paid and nonassessable, free and clear of all Liens.

          (e) NO CONFLICTS. The execution, delivery and performance of this Agreement and the other Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby do not and will not (i) conflict with or violate any provision of its certificate of incorporation, bylaws or other charter documents (each as amended through the date hereof) or (ii) subject to obtaining the consents referred to in Section 2.1(f), conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument (evidencing a Company debt or otherwise) to which the Company is a party or by which any property or asset of the Company is bound or affected, or (iii) result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company is subject (including Federal and state securities laws and regulations), or by which any material property or asset of the Company is bound or affected, except in the case of each of clauses (ii) and (iii), such conflicts, defaults, terminations, amendments, accelerations, cancellations and violations as would not, individually or in the aggregate, have or result in a Material Adverse Effect. The business of the Company is not being conducted in violation of any law, ordinance or regulation of any governmental authority except for any such violation as would not, individually or in the aggregate, have or result in a Material Adverse Effect.

          (f)  CONSENTS AND APPROVALS. Except as specifically set forth in
     SCHEDULE 2.1(f), neither the Company nor any Subsidiary is required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other person in connection with the execution, delivery and performance by the Company of the Transaction Documents, other than (i) the approval of the Board of Directors and the filings of the Certificates of Designation with respect to the Preferred Stock with the Secretary of State of the State of New York, which filings and approvals with respect to each of the Series E-1 Shares, the Series E-2 Shares and the Series E-3 Shares shall be effected prior to the Series E-1 Closing Date, the Series E-2 Closing Date and the Series E-3 Closing Date, as appropriate, (ii) the filing of Underlying Shares Registration Statements with the Commission, which shall be filed in accordance with and in the time periods set forth in the Registration Rights Agreement, (iii) the application(s) or any letter(s) acceptable to the Nasdaq National Market for the listing of the Underlying Shares with the Nasdaq National Market (and with any other national securities exchange or market on which the Common Stock is then listed), and (iv) any filings, notices or registrations under applicable federal and state securities laws (together with the consents, waivers, authorizations, orders, notices and filings referred to in SCHEDULE 2.1(f), the "REQUIRED APPROVALS").

          (g)  LITIGATION; PROCEEDINGS. Except as specifically set forth in
     SCHEDULE 2.1(g) or as disclosed in the Disclosure Materials (as hereinafter defined) there is no action, suit, notice of violation, proceeding or investigation pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries or any of their respective properties before or by any court, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) which (i) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents or the Preferred Stock or (ii) could reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect.

          (h)  NO DEFAULT OR VIOLATION. Neither the Company nor any Subsidiary
     (i) is in default under or in violation of any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound which could reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect, (ii) is in violation of any order of any court, arbitrator or governmental body applicable to it, or (iii) is in violation of any statute, rule or regulation of any governmental authority to which it is subject, which violation could reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect.

          (i) SCHEDULES. The Schedules to this Agreement furnished by or on behalf of the Company do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

          (j) PRIVATE OFFERING. The Company and all Persons acting on its behalf have not made, and will not make, offers or sales of the Preferred Stock, and any securities that might be integrated with offers and sales of the Preferred Stock, except to Accredited Investors (as defined in Regulation D ("REGULATION D") under the Securities Act of 1933, as amended (the "SECURITIES ACT")) without any general solicitation or advertising and otherwise in compliance with the conditions of Regulation D. The offer and sale by the Company to the Purchasers of the Preferred Stock and the Underlying Shares into which the Preferred Stock is convertible is exempt from the registration requirements of the Securities Act.

          (k) SEC DOCUMENTS; FINANCIAL STATEMENTS; NO ADVERSE CHANGE. The Company has filed all reports required to be filed by it under the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the three years preceding the date hereof (the foregoing materials being collectively referred to herein as the "SEC DOCUMENTS" and, together with the Schedules to this Agreement and the Private Placement Memorandum dated August 6, 1998, the "DISCLOSURE MATERIALS") on a timely-basis or has received a valid extension of such time of filing and has filed any such SEC Documents prior to the expiration of any such extension. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission promulgated thereunder, and none of the SEC Documents, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. All material agreements to which the Company is a party or to which the property or assets of the Company are subject have been filed as exhibits to the SEC Documents as required; neither the Company nor any of its subsidiaries is in breach of any agreement where such breach could reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect. The financial statements of the Company included in the SEC Documents comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved, except as may be otherwise specified in such financial statements or the notes thereto, and fairly present in all material respects the financial position of the Company as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal year-end audit adjustments. Since the date of the financial statements included in the Company's last filed Quarterly Report on Form 10-Q for the period ended March 31, 1998, there has been no event, occurrence or development that has had a Material Adverse Effect which has not been specifically disclosed to the Purchasers by the Company. The Company last filed audited financial statements with the Commission on September 25, 1997, and has not received any comments from the Commission in respect thereof.

          (l) SENIORITY. No class of equity securities of the Company is senior to the Preferred Stock in right of payment, whether upon liquidation, dissolution or otherwise.

          (m) INVESTMENT COMPANY. The Company is not, and is not controlled by or under common control with an affiliate (an "AFFILIATE") of, an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

          (n) CERTAIN FEES. Except for fees payable to Brown Simpson Asset Management, LLC ("BROWN SIMPSON") pursuant to the section entitled "Fees and Expenses" of the letter agreement (the "TERM LETTER") dated July 16, 1998 between the Company and Brown Simpson, and fees payable to the Company's placement agent, and such placement agent's co-advisor, in connection with this transaction, no fees or commissions will be payable by the Company to any broker, financial advisor, finder, investment banker, or bank with respect to the transactions contemplated by this Agreement. The Purchasers shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this
     Section 2.1(n) that may be due in connection with the transactions contemplated by this Agreement. The Company shall indemnify and hold harmless each of the Purchasers, its employees, officers, directors, agents, and partners, and their respective Affiliates (as such term is defined under Rule 405 promulgated under the Securities Act), from and against all claims, losses, damages, costs (including the costs of preparation and attorney's fees) and expenses suffered in respect of any such claimed or existing fees.

          (o) SOLICITATION MATERIALS. The Company has not distributed any offering materials in connection with the offering and sale of the Shares or the Underlying Shares other than the Disclosure Materials and any amendments and supplements thereto. The Disclosure Materials do not contain any untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Company confirms that it has not provided the Purchasers or their agents or counsel with any information that constitutes or might constitute material non-public information. The Company understands and confirms that the Purchasers shall be relying on the foregoing representations in effecting transactions in securities of the Company.

          (p) FORM S-3 ELIGIBILITY. The Company is, and at each Closing Date will be, eligible to register securities (including the Underlying Shares) for resale with the Commission under Form S-3 promulgated under the Securities Act.

          (q) EXCLUSIVITY. The Company shall not issue and sell the Preferred Stock to any Person other than the Purchasers pursuant to this Agreement other than with the specific prior written consent of each of the Purchasers.

          (r) LISTING AND MAINTENANCE REQUIREMENTS COMPLIANCE. The Company has not in the three years preceding the date hereof received notice (written or oral) from any stock exchange, market or trading facility on which the Common Stock is or has been listed (or on which it has been quoted) to the effect that the Company is not in compliance with the listing or maintenance requirements of such exchange or market. After giving effect to the transactions contemplated in this Agreement, the Company believes that it is in compliance with all such maintenance requirements.

          (s) PATENTS AND TRADEMARKS. To the best knowledge of the Company, the Company has, or has rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, copyrights, licenses and rights (collectively, the "INTELLECTUAL PROPERTY RIGHTS") which are necessary for use in connection with its business, as currently conducted and as described in the SEC Documents, and which the failure to so have would have a Material Adverse Effect.

          (t) ACKNOWLEDGMENT OF DILUTION. The Company acknowledges that the issuance of the Underlying Shares upon conversion of the Shares in accordance with the Certificates of Designation may result in dilution of the outstanding shares of Common Stock, which dilution may be substantial under certain market conditions. The Company further acknowledges that its obligation to issue Underlying Shares upon conversion of the Shares in accordance with the Certificates of Designation is unconditional and absolute regardless of the effect of any such dilution.

          (u) REGISTRATION RIGHTS; RIGHTS OF PARTICIPATION. Except as described on SCHEDULE 2.1(u) hereto, (A) the Company has not granted or agreed to grant to any Person any rights (including "piggy-back" registration rights) to have any securities of the Company registered with the Commission or any other governmental authority which has not been satisfied and (B) except as set forth on SCHEDULE 2.1(c) hereto, no Person, including, but not limited to, current or former shareholders of the Company, underwriters, brokers or agents, has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by this Agreement or any other Transaction Document.

          (v) TITLE. Except as disclosed in SCHEDULE 2.1(v), the Company and the Subsidiaries have good and marketable title in fee simple to all real property and personal property owned by them which is material to the business of the Company and its Subsidiaries, in each case free and clear of all Liens, except for liens, claims or encumbrances as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and its Subsidiaries. Any real property and facilities held under lease by the Company and its Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its Subsidiaries.

          (w) REGULATORY PERMITS. The Company and its Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses as described in the SEC Documents except where the failure to possess such permits would not, individually or in the aggregate, have a Material Adverse Effect ("MATERIAL PERMITS"), and neither the Company nor any such Subsidiary has received any notice of proceedings relating to the revocation or modification of any Material Permit.

          (x) CLINICAL STATUS. The clinical status for the Company's products that are the subject of the Royalty Agreement (as defined below) are as follows: (i) Phase II studies for Oxygent have been completed and Phase III clinical trials are scheduled to commence in the fourth quarter of 1998 and (ii) a Phase II/III study for LiquiVent is scheduled to commence in the fourth quarter of 1998.

     2.2 REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS. Each of the Purchasers, severally and not jointly, hereby represents and warrants to the Company as follows:

          (a) ORGANIZATION; AUTHORITY. Such Purchaser is a corporation duly incorporated or a limited liability company or limited partnership duly formed, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation with the requisite power and authority, corporate or otherwise, to enter into and to consummate the transactions contemplated hereby and by the Registration Rights Agreement and otherwise to carry out its obligations hereunder and thereunder. The purchase by such Purchaser of the Shares hereunder has been duly authorized by all necessary action on the part of such Purchaser. Each of this Agreement and the Registration Rights Agreement has been duly executed and delivered by such Purchaser and constitutes the valid and legally binding obligation of such Purchaser, enforceable against such Purchaser, in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights generally and to general principles of equity.

          (b) INVESTMENT INTENT. Such Purchaser is acquiring the Shares and the Underlying Shares for its own account for investment purposes only and not with a view to or for distributing or reselling such Shares or Underlying Shares or any part thereof or interest therein, without prejudice, however, to such Purchaser's right, subject to the provisions of this Agreement and the Registration Rights Agreement, at all times to sell or otherwise dispose of all or any part of such Shares or Underlying Shares pursuant to an effective registration statement under the Securities Act and in compliance with applicable State securities laws or under an exemption from such registration.

          (c) PURCHASER STATUS. At the time such Purchaser was offered the Shares, and at each Closing Date, (i) it was and will be, an "accredited investor" as defined in Rule 501 under the Securities Act, or (ii) such Purchaser either alone or together with its representatives, had and will have such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Shares and the Underlying Shares, and had and will have so evaluated the merits and risks of such investment.

          (d) ABILITY OF PURCHASER TO BEAR RISK OF INVESTMENT. Such Purchaser is able to bear the economic risk of an investment in the Shares and the Underlying Shares and, at the present time, is able to afford a complete loss of such investment.

          (e) RELIANCE. Each Purchaser understands and acknowledges that (I) the Shares are being offered and sold to the Purchaser without registration under the Securities Act in a private placement that is exempt from the registration provisions of the Securities Act under Section 4(2) of the Securities Act or Regulation D promulgated thereunder and (ii) the availability of such exemption, depends in part on, and the

     Company will rely upon the accuracy and truthfulness of, the foregoing representations and such Purchaser hereby consents to such reliance.

     The Company acknowledges and agrees that the Purchasers make no representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in this Section 2.2.


                                    ARTICLE III

                          OTHER AGREEMENTS OF THE PARTIES

     3.1  TRANSFER RESTRICTIONS.

          (a) If any Purchaser should decide to dispose of Shares (and upon conversion thereof any of the Underlying Shares) held by it, each Purchaser understands and agrees that it may do so only pursuant to an effective registration statement under the Securities Act, to the Company or pursuant to an available exemption from the registration requirements of the Securities Act. In connection with any transfer of any Shares or any Underlying Shares other than pursuant to an effective registration statement or to the Company, the Company may require the transferor thereof to provide to the Company a written opinion of counsel experienced in the area of United States securities laws selected by the transferor, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred securities under the Securities Act. Notwithstanding the foregoing, the Company hereby consents to and agrees to register (i) any transfer of Shares by one Purchaser to another Purchaser, and agrees that no documentation other than executed transfer documents shall be required for any such transfer, and (ii) any transfer by any Purchaser to an Affiliate of such Purchaser or to an Affiliate of another Purchaser, or any transfer among any such Affiliates, provided that transferee certifies in writing to the Company that it is an "accredited investor" as defined in Rule 501(a) under the Securities Act. Any such transferee shall agree in writing to be bound by the terms of this Agreement and shall have the rights of a Purchaser under this Agreement and the Registration Rights Agreement.

          (b) Each Purchaser agrees to the imprinting, so long as is required by this Section 3.1(b), of the following legend on the Shares:

          THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION

     NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

     The Underlying Shares issuable upon conversion of Shares shall not contain the legend set forth above if the conversion of such Shares occurs at any time while the Underlying Shares Registration Statement is effective under the Securities Act or in the event there is not an effective Underlying Shares Registration Statement at such time, if in the written opinion of counsel experienced in the area of United States securities laws such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the Commission). The Company agrees that it will provide each Purchaser, upon request, with a certificate or certificates representing Underlying Shares, free from such legend at such time as such legend is no longer required hereunder.

     3.2 STOP TRANSFER INSTRUCTION. The Company may not make any notation on its records or give instructions to any transfer agent of the Company which enlarge the restrictions of transfer set forth in Section 3.1.

     3.3 FURNISHING OF INFORMATION. As long as any Purchaser owns Shares or Underlying Shares, the Company covenants to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to Section 13(a) or 15(d) of the Exchange Act and to promptly furnish the Purchasers with true and complete copies of all such filings. As long as any Purchaser owns Shares or Underlying Shares, if the Company is not required to file reports pursuant to Section 13(a) or 15(d) of the Exchange Act, it will prepare and furnish to the Purchasers and make publicly available in accordance with Rule 144(c) promulgated under the Securities Act annual and quarterly financial statements, together with a discussion and analysis of such financial statements in form and substance substantially similar to those that would otherwise be required to be included in reports required by Section 13(a) or 15(d) of the Exchange Act, as well as any other information required thereby, in the time period that such filings would have been required to have been made under the Exchange Act. The Company further covenants that it will take such further action as any holder of Shares may reasonably request, all to the extent required from time to time to enable such Person to sell Underlying Shares without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 promulgated under the Securities Act, including the legal opinion referenced above in Section 3.1. Upon the request of any such Person, the Company shall deliver to such Person a written certification of a duly authorized officer as to whether it has complied with such requirements.

     3.4 BLUE SKY LAWS. In accordance with the Registration Rights Agreement, the Company shall qualify the Underlying Shares under the securities or Blue Sky laws of such jurisdictions as the Purchasers may request and shall continue such qualification at all times through the third anniversary of the last Closing Date.

     3.5 INTEGRATION. The Company shall not sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Shares or the Underlying Shares in a manner that would require the registration under the Securities Act of the sale of the Shares or the Underlying Shares to any Purchaser.

     3.6 CERTAIN AGREEMENTS. As long as any Purchaser owns Shares, the Company shall not and shall cause the Subsidiaries not to, without the consent of the holders of all of the Shares then outstanding, (i) amend its certificate of incorporation, bylaws or other charter documents so as to adversely affect any rights of any Purchaser; (ii) declare, authorize, set aside or pay any dividend or other distribution with respect to the Common Stock except as permitted under the Certificates of Designation and as would not adversely affect the rights of any Purchaser hereunder or under the Certificates of Designation; (iii) repay, repurchase or offer to repay, repurchase or otherwise acquire shares of its Common Stock in any manner; (iv) issue any series of preferred stock or other securities with rights senior (in respect of liquidations, dividends, preferences and similar rights) to those of the Shares, or (v) enter into any agreement with respect to any of the foregoing.

     3.7  LISTING AND RESERVATION OF UNDERLYING SHARES.

          (a) The Company shall (i) not later than the fifth Business Day following the applicable Closing Date prepare and file with the Nasdaq National Market (as well as any other national securities exchange or market on which the Common Stock is then listed) an additional shares listing application or a letter acceptable to the Nasdaq National Market covering and listing a number of shares of Common Stock which is at least equal to 175% of the maximum number of Underlying Shares then issuable,
     (ii) take all steps necessary to cause the Underlying Shares to be approved for listing in the Nasdaq National Market (as well as on any other national securities exchange or market on which the Common Stock is then listed) as soon as possible thereafter, and (iii) provide to the Purchasers evidence of such listing, and the Company shall maintain the listing of its Common Stock on such exchange.

          (b) The Company shall reserve for issuance upon conversion of the Shares pursuant to the terms of the Certificates of Designation the number of shares to be listed on the Nasdaq National Market (and such other national securities exchange or market on which the Common Stock is then listed or traded) as set forth in Section 3.7(a). Shares of Common Stock reserved for issuance upon the conversion of the Shares as set forth in
     Section 3.7(a) shall be allocated pro rata to each of the Purchasers in accordance with the amount of Shares issued and delivered to such Purchaser at each Closing, as applicable.

     3.8 NO VIOLATION OF APPLICABLE LAW. Notwithstanding any provision of this Agreement to the contrary, if the redemption of Shares under this Agreement, any applicable Certificate of Designation or the Registration Rights Agreement would be prohibited by the relevant provisions of the New York Business Corporation Law, such redemption shall be effected as soon as it is permitted under such law; provided, however, that from the 5th day after any redemption notice until such redemption price is paid in full, interest on any such unpaid amount shall accrue and be payable at the rate of 15% per annum in accordance with the applicable Certificate of Designation.

     3.9  NOTICE OF BREACHES.

          (a) Each of the Company and each Purchaser shall give prompt written notice to the other of any breach of any representation, warranty or other agreement contained in this Agreement or in the Registration Rights Agreement, as well as any events or occurrences arising after the date hereof and prior to, with respect to the Series E-2 Closing, the Series E-2 Closing Date and with respect to the Series E-3 Closing, the Series E-3 Closing Date, which would reasonably be likely to cause any representation or warranty or other agreement of such party, as the case may be, contained herein to be incorrect or breached as of such Closing Date. However, no disclosure by either party pursuant to this Section 3.9 shall be deemed to cure any breach of any representation, warranty or other agreement contained herein or in the Registration Rights Agreement.

          (b) Notwithstanding the generality of Section 3.9(a) the Company shall promptly notify each Purchaser of any notice or claim (written or oral) that it receives from any lender of the Company to the effect that the consummation of the transactions contemplated hereby and by the Registration Rights Agreement violates or would violate any written agreement or understanding between such lender and the Company, and the Company shall promptly furnish by facsimile to the holders of the Shares a copy of any written statement in support of or relating to such claim or notice.

          (c) The default by any Purchaser of any of its obligations, representations or warranties under any Transaction Document shall not be imputed to, and shall have no effect upon, any other Purchaser or affect the Company's obligations under the Transaction Documents to any non-defaulting Purchaser.

     3.10 CONVERSION OBLIGATIONS OF THE COMPANY. The Company covenants to convert Shares and to deliver Underlying Shares in accordance with the terms and conditions and time period set forth in the respective Certificates of Designation.

     3.11 SUBSEQUENT REGISTRATIONS. Other than Underlying Shares and other "REGISTRABLE SECURITIES" (as defined in the Registration Rights Agreement) to be registered in accordance with the Registration Rights Agreement, the Company shall not, for a period of not less than 90 Trading Days after the respective dates that the Underlying Shares Registration Statements relating to the securities issued on the Series E-1 Closing Date, the Series E-2 Closing Date and the Series E-3 Closing Date are declared effective by the Commission, without the prior written consent of the Purchasers, (i) register for resale any securities of the Company, except for the securities set forth on SCHEDULE 2.1(u) under paragraphs (1), (2) and (3) thereof, and those held by any Strategic Partner or (ii) issue or sell any of its or any of its Affiliates' equity or equity-equivalent securities except for (A) securities sold to any established biotechnology or pharmaceutical company with whom the Company executes or has executed a written agreement providing that the Company and such entity will be "partnered" in the development or distribution of one or more of the Company's chemical compounds (a "STRATEGIC PARTNER"), (B) securities issued upon the exercise or conversion of the securities set forth on SCHEDULE 2.1(c) or

(C) securities sold pursuant to the Company's employee benefit plans. Any days that any Purchaser is unable to sell Underlying Shares under an Underlying Shares Registration Statement shall be added to such 90 Trading Day period for the purposes of (i) and (ii) above. Notwithstanding the foregoing, the Company may, after a period of not less than 30 Trading Days after the respective dates that the Underlying Shares Registration Statements relating to the securities issued on the Series E-1 Closing Date, the Series E-2 Closing Date and the Series E-3 Closing Date are declared effective, sell its or its Affiliates' equity securities in an underwritten public offering, PROVIDED, that written notice of such an offering be provided to the Purchasers ten (10) Trading Days in advance of the commencement of such an offering.

     3.12 USE OF PROCEEDS. The Company shall use all of the proceeds from the sale of the Shares for working capital and general corporate purposes and not for the satisfaction of any portion of Company borrowings outside the normal course of business or to redeem Company equity or equity-equivalent securities. Pending application of the proceeds of this placement in the manner permitted hereby, the Company will invest such proceeds in interest bearing accounts and/or short-term, investment grade interest bearing securities.

     3.13 REIMBURSEMENT. In the event that any Purchaser or Brown Simpson becomes involved in any capacity in any action, proceeding or investigation brought by or against any person, including shareholders of the Company, in connection with or as a result of either Brown Simpson's engagement or any matter referred to in this Agreement, the Company will reimburse such Purchaser or Brown Simpson for its legal and other expenses (including the cost of any investigation and preparation) incurred in connection therewith, except to the extent that such action, proceeding, or investigation results from the gross negligence or bad faith of, or knowing breach of this Agreement by, such Purchaser or Brown Simpson. The Company also will indemnify and hold the Purchasers and Brown Simpson harmless against any and all losses, claims, damages or liabilities to any such person in connection with or as a result of either Brown Simpson's engagement or any matter referred to in this Agreement, except to the extent that any such loss, claim, damage or liability results from the gross negligence or bad faith of, or knowing breach of this Agreement by, such Purchaser or Brown Simpson. If for any reason the foregoing indemnification is unavailable to such Purchaser or to Brown Simpson or is insufficient to hold such person harmless, then the Company shall contribute to the amount paid or payable by such Purchaser or Brown Simpson as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative economic interests of the Company and its shareholders on the one hand and the Purchasers and Brown Simpson on the other hand in the matters contemplated by this Agreement as well as the relative fault of the Company, the Purchasers and Brown Simpson with respect to such loss, claim, damage or liability and any other relevant equitable considerations. The reimbursement, indemnity and contribution obligations of the Company under this paragraph shall be in addition to any liability which the Company may otherwise have, shall extend upon the same terms and conditions to any affiliate of the Purchasers and Brown Simpson and the partners, directors, agents, employees and controlling persons (if any), as the case may be, of the Purchasers and Brown Simpson and any such affiliate, and shall be binding upon and inure to the benefit of any successors, assigns, heirs and personal representatives of the Company, the Purchasers, Brown Simpson, any such affiliate and any such person. The Company also agrees that neither the Purchasers nor Brown Simpson nor any of such affiliates, partners, directors, agents, employees or controlling persons shall have any liability to the Company or any person asserting claims on behalf of or in right of the Company in connection with or as a result of either Brown Simpson's engagement or any matter referred to in this Agreement except to the extent that any losses, claims, damages, liabilities or expenses incurred by the Company result from the gross negligence or bad faith of, or knowing breach of this Agreement by, the Purchasers or Brown Simpson. Promptly after receipt by the Purchasers or Brown Simpson or any affiliate, partners, directors, agents, employees and controlling persons, as the case may be, of notice of any claim or other commencement of any action in respect of which indemnity may be sought, such party will notify the Company in writing of the receipt or commencement thereof and the Company shall have the right to assume the defense of such claim or action (including the employment of counsel reasonably satisfactory to the indemnified parties and the payment of fees and expenses of such counsel). The indemnified party shall cooperate with the Company and the Company's counsel in the defense of such claim or action. The Purchasers and Brown Simpson understand that the Company shall not in connection with any one such claim or action or separate but substantially similar related claims or actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys for all of the indemnified parties unless the defense of one indemnified party is unique or separate from that of another indemnified party or one or more legal defenses are available to an indemnified party but not to other indemnified parties subject to the same claim or action. In the event the Company does not promptly assume the defense of a claim or action, the indemnified parties shall have the right to employ counsel reasonably satisfactory to the Company, at the Company's expense, to defend such claim or action. The indemnified party shall not admit any liability with respect to the claim or action or settle, compromise, pay or discharge the same without the prior written consent of the Company so long as the Company is reasonably contesting or defending the same in good faith. The Company shall not compromise, settle or discharge any claim or action without the Purchasers' or Brown Simpson's consent, as applicable, which consent will not be unreasonably withheld, unless there is no finding or admission of any violation of any law against the indemnified party and the sole relief is monetary damages paid in full by the Company. Any right to trial by jury with respect to any action or proceeding arising in connection with or as a result of either our engagement or any matter referred to in this Agreement is hereby waived by the parties hereto. The provisions of this Section 3.13 shall survive any termination or completion of this Agreement.

     3.14 RIGHT OF FIRST REFUSAL; SUBSEQUENT REGISTRATIONS. The Company shall not, directly or indirectly, without the prior written consent of the Purchasers, offer, sell, grant any option to purchase, or otherwise dispose of (or announce any offer, sale, grant or any option to purchase or other disposition) any of its or its Affiliates' equity or equity-equivalent securities or any instrument that permits the holder thereof to acquire Common Stock at any time over the life of the security or investment at a price that is less than the market price of the Common Stock at the time of issuance of such security or investment (a "SUBSEQUENT PLACEMENT") for a period of 180 days after any Closing Date, except (i) the granting of options or warrants to employees, officers and directors, and the issuance of shares upon exercise of options granted, under any stock option plan heretofore or hereinafter duly adopted by the Company, (ii) shares issued upon exercise of any currently outstanding warrants and upon conversion of any currently outstanding convertible preferred stock in each case disclosed in SCHEDULE 2.1(c), and (iii) shares of Common Stock issued upon conversion of Preferred Shares, unless (A) the Company delivers to each Purchaser a written notice (the "SUBSEQUENT PLACEMENT NOTICE") of its intention to effect such Subsequent Placement, which Subsequent Placement Notice shall describe in reasonable detail the proposed terms of such Subsequent Placement, the amount of proceeds intended to be raised thereunder, the Person with whom such Subsequent Placement shall be effected, and attached to which shall be a term sheet or similar document relating thereto and (B) no Purchaser shall have notified the Company by 5:00 p.m. (New York time) on the fifth (5th) Trading Day after its receipt of the Subsequent Placement Notice of its willingness to provide (or to cause its sole designee to provide), subject to completion of mutually acceptable documentation, financing to the Company on substantially the terms set forth in the Subsequent Placement Notice. If no Purchaser shall notify the Company of its intention to provide the financing as proposed in the Subsequent Placement Notice within such time period, the Company may effect the Subsequent Placement substantially upon the terms and to the Person (or Affiliates of such Persons) set forth in the Subsequent Placement Notice; PROVIDED, that the Company shall provide each Purchaser with a second Subsequent Placement Notice, and the Purchasers shall again have the right of first refusal set forth above in this paragraph (a), if the Subsequent Placement subject to the initial Subsequent Placement Notice shall not have been consummated for any reason on the terms set forth in such Subsequent Placement Notice within thirty (30) Trading Days after the date of the initial Subsequent Placement Notice with the Person (or an Affiliate of such Person) identified in the Subsequent Placement Notice. If the Purchasers shall indicate a willingness to provide financing in excess of the amount set forth in the Subsequent Placement Notice, then each Purchaser shall be entitled to provide financing pursuant to such Subsequent Placement Notice up to an amount equal to such Purchaser's pro rata portion of the Preferred Stock purchased by the Purchasers under this Agreement at the Series E-1 Closing. Notwithstanding the foregoing, the Company may, after a period of not less than 30 Trading Days after the respective dates that the Underlying Shares Registration Statements relating to the securities issued on the Series E-1 Closing Date, the Series E-2 Closing Date and the Series E-3 Closing Date are declared effective, sell its or its Affiliates' equity securities in an underwritten public offering, PROVIDED, that written notice of such an offering be provided to the Purchasers ten (10) Trading Days in advance of the commencement of such an offering.

     3.15 SHORT SALES.   No Purchaser shall engage in a short selling
transaction in which the number of shares of Common Stock shorted exceeds the number of shares of Common Stock held by such Purchaser plus the number of shares of Common Stock into which the shares of Preferred Stock held by such Purchaser are then convertible.

                                     ARTICLE IV

                                     CONDITIONS

     4.1 CONDITIONS PRECEDENT TO THE OBLIGATION OF THE COMPANY TO SELL THE SERIES E-1 SHARES.

          (a) The obligation of the Company to sell the Series E-1 Shares hereunder is subject to the satisfaction or waiver by the Company, at or before the Series E-1 Closing, of each of the following conditions:

               (i) ACCURACY OF THE PURCHASERS' REPRESENTATIONS AND WARRANTIES. The representations and warranties of each Purchaser shall be true and correct in all material respects as of the date when made and as of the Series E-1 Closing Date, as though made on and as of such date;

               (ii) PERFORMANCE BY THE PURCHASERS. Each Purchaser shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by such Purchaser at or prior to the Series E-1 Closing; and

               (iii) NO INJUNCTION. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement or the Registration Rights Agreement.

          (b) CONDITIONS PRECEDENT TO THE OBLIGATION OF THE PURCHASERS TO PURCHASE THE SERIES E-1 SHARES. The obligation of each Purchaser hereunder to acquire and pay for the Series E-1 Shares is subject to the satisfaction or waiver by such Purchaser, at or before the Series E-1 Closing, of each of the following conditions:

               (i) ACCURACY OF THE COMPANY'S REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Company set forth in this Agreement and in the Registration Rights Agreement shall be true and correct in all material respects as of the date when made and as of the Series E-1 Closing Date as though made on and as of such date;

               (ii) PERFORMANCE BY THE COMPANY. The Company shall have performed, satisfied and complied with in all material respects all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to the Series E-1 Closing;

               (iii) NO INJUNCTION. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement or the Registration Rights Agreement;

               (iv) ADVERSE CHANGES. Since the date of the financial statements included in the Company's Quarterly Report on Form 10-Q or Annual Report on Form 10-K, whichever is more recent, last filed prior to the date of this Agreement, no event which had a Material Adverse Effect and no material adverse change in the financial condition of the Company shall have occurred (for purposes hereof changes in the market price of the Common Stock may be considered as a factor in determining whether there has occurred an event which has had a Material Adverse Effect or whether a material adverse change has occurred);

               (v) NO SUSPENSIONS OF TRADING IN COMMON STOCK. The trading in the Common Stock shall not have been suspended by the Commission or on the Nasdaq National Market which suspension shall remain in effect;

               (vi) LISTING OF COMMON STOCK. The Company shall have filed a listing application to list the Underlying Shares for trading on the Nasdaq National Market;

               (vii) LEGAL OPINIONS. The Company shall have delivered to the Purchasers the opinions of Lloyd A. Rowland, the Company's general counsel, and of Stroock & Stroock & Lavan LLP, outside counsel to the Company, in substantially the forms attached hereto as EXHIBIT C1 and EXHIBIT C2;

               (viii) REQUIRED APPROVALS. All Required Approvals shall have been obtained;

               (ix) SHARES OF COMMON STOCK. On or prior to the Series E-1 Closing Date, the Company shall have duly reserved the number of Underlying Shares required by the Transaction Documents to be reserved for issuance upon conversion of Series E-1 Shares;

               (x) DELIVERY OF STOCK CERTIFICATES. The Company shall have delivered to each Purchaser or such Purchaser's designee, the stock certificate(s) representing the Series E-1 Shares, registered in the name of such Purchaser, each in form satisfactory to the Purchaser;

               (xi) REGISTRATION RIGHTS AGREEMENT. The Company shall have executed and delivered the Registration Rights Agreement;

               (xii) CERTIFICATES OF DESIGNATION. The Series E-1 Designation shall have been duly approved by the Board of Directors and filed with the Secretary of State of the State of New York, and the Company shall have delivered a copy thereof to the Purchaser certified as filed by the office of the Secretary of State of the State of New York;

               (xiii) CHANGE OF CONTROL. No Change of Control (as hereafter defined) shall have occurred between the date hereof and the Series E-1 Closing Date; and

               (xiv) TRANSFER AGENT INSTRUCTIONS. The Irrevocable Transfer Agent Instructions, in the form of EXHIBIT D attached hereto, shall have been delivered to and acknowledged in writing by the Company's transfer agent.

               (xv) ROYALTY RIGHTS AGREEMENT. The Company and the Purchasers shall have entered into the Royalty Agreement in the form attached hereto as EXHIBIT E.

     4.2 CONDITIONS PRECEDENT TO THE OBLIGATION OF THE PURCHASERS TO PURCHASE THE SERIES E-2 SHARES AND THE SERIES E-3 SHARES. The obligation of each Purchaser hereunder to acquire and pay for the Series E-2 Shares and the Series E-3 Shares is subject to the satisfaction or waiver by each Purchaser, at or before the Series E-2 Closing or the Series E-3 Closing, as applicable, of each of the following conditions:

          (a)  SERIES E-1 CLOSING. The Series E-1 Closing shall have occurred.

          (b) ACCURACY OF THE COMPANY'S REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Company contained herein and in the Registration Rights Agreement shall be true and correct as of the date when made and as of the Series E-2 Closing Date and the Series E-3 Closing Date, as applicable, as though made on and as of such date, except where the event causing such representation or warranty to be untrue or incorrect would not result in a Material Adverse Effect.

          (c) PERFORMANCE BY THE COMPANY. The Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement, the Registration Rights Agreement and the Royalty Agreement to be performed, satisfied or complied with by the Company at or prior to the Series E-2 Closing Date and the Series E-3 Closing Date, as applicable.

          (d) UNDERLYING SHARES REGISTRATION STATEMENTS. With respect to the Series E-2 Closing, the Underlying Shares Registration Statement with respect to the Underlying Shares issuable on conversion of all outstanding Series E-1 Shares shall have been declared effective under the Securities Act by the Commission; and with respect to the Series E-3 Closing, the Underlying Shares Registration Statement with respect to the Underlying Shares issuable on conversion of all outstanding Series E-2 Shares shall have been declared effective under the Securities Act by the Commission; and on each such Closing Date such Underlying Shares Registration Statement shall be effective, not subject to any stop order and not be subject to any suspension pursuant to Section 3(p) of the Registration Rights Agreement, and shall have been effective and shall not have been subject to any stop order for the 30 business days prior to such Closing Date and no stop order shall be pending or threatened as of such Closing Date.

          (e) NO INJUNCTION. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court of governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement or the Registration Rights Agreement relating to the issuance or conversion of any of the Shares.

          (f) ADVERSE CHANGES. During the period which is ten Trading Days prior to the date of the delivery of either a Series E-2 Subsequent Financing Notice or a Series E-3 Subsequent Financing Notice and the date of the Series E-2 Closing and the Series E-3 Closing, respectively, the Per Share Market Value of the Common Stock shall not have decreased by more than 50% from the highest Per Share Market Value during such period; provided, however, that if the Per Share Market Value shall have so decreased by more than 50%, but shall have subsequently increased so that on the applicable Closing Date it has been, for the three consecutive Trading Days immediately prior to such Closing Date, no more than 25% below the highest Per Share Market Value during such period, then this condition shall be satisfied.

          (g) LITIGATION. No litigation shall have been instituted or threatened against the Company which could reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect.

          (h) MANAGEMENT. In the reasonable judgment of each Purchaser, there have been no substantial changes in the senior management of the Company, except for the acquisition of a Chief Scientific Officer, and for changes which could not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect.

          (i) NO SUSPENSIONS OF TRADING IN COMMON STOCK. The trading in the Common Stock shall not have been suspended by the Commission or on the Nasdaq National Market (except for any suspension of trading of limited duration solely to permit dissemination of material information regarding the Company).

          (j) LISTING OF COMMON STOCK. The Common Stock shall have been at all times since the Series E-1 Closing Date, and on the Series E-2 Closing Date and the Series E-3 Closing Date be listed for trading on the Nasdaq National Market.

          (k) CHANGE OF CONTROL. No Change of Control in the Company shall have occurred. "CHANGE OF CONTROL" means the occurrence of any of (i) an acquisition after the date hereof by an individual or legal entity or "group" (as described in Rule 13d5(b)(1) promulgated under the Exchange
     Act) of in excess of 50% of the voting securities of the Company, (ii) a replacement of more than one-half of the members of the Board of Directors which is not approved by those individuals who are members of the Board of

     Directors on the date hereof in one or a series of related transactions,
     (iii) the merger of the Company with or into another entity, consolidation or sale of all or substantially all of the assets of the Company in one or a series of related transactions or (iv) the execution by the Company of an agreement to which the Company is a party or by which it is bound, providing for any of the events set forth above in (i), (ii) or (iii).

          (l) LEGAL OPINIONS. The Company shall have delivered to the Purchasers the opinions of the Company's legal counsel, in substantially the forms attached hereto as EXHIBIT C1 and EXHIBIT C2, dated the applicable Closing Date.

          (m) REQUIRED APPROVALS. All Required Approvals shall have been obtained.

          (n) SHARES OF COMMON STOCK. On each of the Series E-2 Closing Date and the Series E-3 Closing Date the Company shall have duly reserved the number of Underlying Shares required by this Agreement to be reserved for issuance upon conversion of Series E-2 Shares and Series E-3 Shares, respectively.

          (o) DELIVERY OF STOCK CERTIFICATES. The Company shall have delivered to each Purchaser or such Purchaser's designee the stock certificate(s) representing the Shares being purchased at such Closing, registered in the name of such Purchaser, each in form satisfactory to such Purchaser.

          (p) PERFORMANCE OF CONVERSION/EXERCISE OBLIGATIONS. The Company shall have delivered Underlying Shares upon conversion of Shares and otherwise performed its obligations in accordance with the terms, conditions and timing requirements of each Certificate of Designation.

          (q) COMMON STOCK PRICE. The Per Share Market Value shall not have been less than $3.00 per share for any ten consecutive Trading Days since the Series E-1 Closing Date.

          (r) TRANSFER AGENT INSTRUCTIONS. The Irrevocable Transfer Agent Instructions, in the form of EXHIBIT D attached hereto, shall have been delivered to and acknowledged in writing by the Company's transfer agent.

          (s) OFFICER'S CERTIFICATE. On each Closing Date the Company shall deliver to the Purchasers an Officer's Certificate dated the Closing Date and signed by an executive officer of the Company confirming the accuracy of the Company's representations, warranties and covenants as of such Closing Date and confirming the compliance by the Company with the conditions precedent set forth in this Section 4.2 as of such Closing Date.

          (t) INTERIM FINANCINGS. The Purchasers shall have no obligation to purchase the Series E-2 Preferred or the Series E-3 Preferred if, after the Series E-1 Closing or after the Series E-2 Closing, respectively, the Company has sold or issued, in a private placement transaction or series of such transactions to a single entity or a group of entities under common control or which are related such that they could be considered a single entity, equity or equity equivalent securities in an amount exceeding $500,000, unless such entity is a Strategic Partner.


                                     ARTICLE V

                                   MISCELLANEOUS

     5.1 FEES AND EXPENSES. Except (i) as set forth in the Term Letter under the caption "Fees and Expenses," (ii) as set forth in the Registration Rights Agreement and (iii) as otherwise set forth in this Agreement, each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement. The Company shall pay all stamp and other taxes and duties levied in connection with the issuance of the Shares pursuant hereto.

     5.2 ENTIRE AGREEMENT; AMENDMENTS. This Agreement, together with the Exhibits and Schedules hereto, the Registration Rights Agreement and each Certificate of Designation (each when filed) contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters.

     5.3 NOTICES. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed to have been received (a) upon hand delivery (receipt acknowledged) or delivery by telex (with correct answer back received), telecopy or facsimile (with transmission confirmation report) at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered on a business day after normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be as set forth below each parties' name on SCHEDULE 1, and if to any Purchaser with copies to Akin, Gump, Strauss, Hauer & Feld, L.L.P., 1700 Pacific Avenue, Suite 4100, Dallas, Texas 75201, Attn: Diane B. Muse, Esq., fax: (214) 969-4343, or such other address as may be designated in writing hereafter, in the same manner, by such person. Copies of notices to the Company shall be sent to Stroock & Stroock & Lavan LLP, 1800 Maiden Lane, New York, New York 10038, Attn: Mel Epstein, Esq., fax: (212) 806-6006, or such other address as may be designated in writing hereafter, in the same manner, by such person.

     5.4 AMENDMENTS; WAIVERS. No provision of this Agreement may be waived or amended except in a written instrument signed, in the case of an amendment, by both the Company and the Purchasers; or, in the case of a waiver, by the party against whom enforcement of any such waiver is sought. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter. Notwithstanding the foregoing, no such amendment shall be effective to the extent that it applies to less than all of the holders of the Shares outstanding. The Company shall not offer or pay any consideration to a Purchaser for consenting to such an amendment or waiver unless the same consideration is offered to each Purchaser and the same consideration is paid to each Purchaser which consents to such amendment or waiver.

     5.5 HEADINGS. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

     5.6 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of each of the Purchasers. The Purchasers may assign this Agreement or any rights or obligations hereunder without the prior written consent of the Company, except that any assignee must make the representations and warranties set forth in Section 2.2 and otherwise comply with the terms of this Agreement otherwise applicable to its assignor. This provision shall not limit a Purchaser's right to transfer securities or transfer or assign rights under the Registration Rights Agreement.

     5.7 NO THIRD-PARTY BENEFICIARIES. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

     5.8 GOVERNING LAW. This Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York without regard to the principles of conflicts of law thereof. Each party hereby irrevocably submits to the nonexclusive jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper.

     5.9 SURVIVAL. The agreements, covenants, representations, warranties and provisions contained in this Agreement shall survive the delivery of the Shares pursuant to this Agreement and each Closing hereunder and any conversion of Shares.

     5.10 EXECUTION. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature page were an original thereof.

     5.11 PUBLICITY. The Company and each Purchaser shall consult with each other in issuing any press releases or otherwise making public statements with respect to the transactions contemplated hereby and neither party shall issue any such press release or otherwise make any such public statement without the prior written consent of the other, which consent shall not be unreasonably withheld or delayed, except that no prior consent shall be required if such disclosure is required by law, in which such case the disclosing party shall provide the other party with prior notice of such public statement. The Company shall not publicly or otherwise disclose the names of any of the Purchasers without each such Purchaser's prior written consent unless otherwise required by law, in which case the Company shall inform such Purchaser of such disclosure in writing prior to making such disclosure.

     5.12 SEVERABILITY. In case any one or more of the provisions of this Agreement shall be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affecting or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision which shall be a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

     5.13 REMEDIES. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, the Purchasers will be entitled to specific performance of the obligations of the Company under the Transaction Documents. Each of the Company and the Purchasers (severally and not jointly) agree that monetary damages would not be adequate compensation for any loss incurred by reason of any breach of its obligations described in the foregoing sentence and hereby agrees to waive in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

     5.14 INDEPENDENT NATURE OF PURCHASERS' OBLIGATIONS AND RIGHTS. The obligations of each Purchaser hereunder is several and not joint with the obligations of the other Purchasers hereunder, and no Purchaser shall be responsible in any way for the performance of the obligations of any other Purchaser hereunder. Nothing contained herein or in any other agreement or document delivered at any Closing, and no action taken by any Purchaser pursuant hereto or thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert with respect to such obligations or the transactions contemplated by this Agreement. Each Purchaser shall be entitled to protect and enforce its rights, including without limitation the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose.

                    [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK
                              SIGNATURE PAGE FOLLOWS]

     IN WITNESS WHEREOF, the parties hereto have caused this Convertible Preferred Stock Purchase Agreement to be duly executed by their respective authorized persons as of the date first indicated above.

                              ALLIANCE PHARMACEUTICAL CORP.



                              By:
                                 --------------------------------------------
                              Name:  Theodore D. Roth
                              Title: President and Chief Operating Officer


                              BROWN SIMPSON STRATEGIC
                              GROWTH FUND, LTD.



                              By:
                                 --------------------------------------------
                              Name:
                              Title:


                              BROWN SIMPSON STRATEGIC
                              GROWTH FUND, L.P.



                              By:
                                 --------------------------------------------
                              Name:
                              Title:


                              WESTOVER INVESTMENTS L.P.



                              By:
                                 --------------------------------------------
                              Name:
                              Title:


                              MONTROSE INVESTMENTS LTD.



                              By:
                                 --------------------------------------------
                              Name:
                              Title:

                              BAY HARBOR INVESTMENTS, INC.



                              By:
                                 --------------------------------------------
                              Name:
                              Title:

                                                                      EXHIBIT II

                                     SCHEDULE I

COMPANY:

ALLIANCE PHARMACEUTICAL CORP.
3040 Science Park Road
San Diego, CA  92121
Attn:  Theodore D. Roth
Fax:  (619) 558-5306

PURCHASERS:

BROWN SIMPSON STRATEGIC GROWTH FUND, LTD.
152 West 57th Street, 40th Floor
New York, New York 10019
Attn:  Mitchell D. Kaye
Fax: (212) 247-1329
Portion of Series E-1 Purchase Price    -    $1,700,040
Series E-1 Shares                       -        28,334

BROWN SIMPSON STRATEGIC GROWTH FUND, L.P.
152 West 57th Street, 40th Floor
New York, New York 10019
Attn:  Mitchell D. Kaye
Fax: (212) 247-1329
Portion of Series E-1 Purchase Price    -    $799,980
Series E-1 Shares                       -      13,333

WESTOVER INVESTMENTS L.P.
300 Crescent Court, Suite 700
Dallas, Texas 75201
Attn:  Will Rose
Fax:  (214) 758-1221
Portion of Series E-1 Purchase Price    -    $679,980
Series E-1 Shares                       -      11,333

MONTROSE INVESTMENTS LTD.
300 Crescent Court, Suite 700
Dallas, Texas 75201
Attn:  Will Rose
Fax:  (214) 758-1221
Portion of Series E-1 Purchase Price    -    $1,320,000
Series E-1 Shares                       -        22,000

                                                     EXHIBIT II

BAY HARBOR INVESTMENTS, INC.
c/o Trippoak Advisors, Inc.
630 Fifth Avenue, Suite 2000
New York, New York 10111
Attn:  Robert Miller
Fax:  (212) 332-3256
With copies to:
Robinson Silverman Pearce Aronson & Berman, LLP
1290 Avenue of the Americas
New York, New York 10104
Attn:  Kenneth L. Henderson
Fax:  (212) 541-4630
Portion of Series E-1 Purchase Price    -    $1,500,000
Series E-1 Shares                       -        25,000

                                  SCHEDULE 2.1(a)


                                  SUBSIDIARY LIST

ASTRAL, INC., A DELAWARE CORPORATION
MDV TECHNOLOGIES, INC., A DELAWARE CORPORATION
TALCO PHARMACEUTICAL, INC., A DELAWARE CORPORATION

                                  SCHEDULE 2.1(c)


          CAPITAL STOCK, RIGHTS TO ACQUIRE CAPITAL STOCK & 5% SHAREHOLDERS


AUTHORIZED CAPITAL STOCK

Authorized Common Stock, $.01 par value                          50,000,000
Authorized Preferred Stock, $.01 par value                        5,000,000
     1.5 million shares of Series A Preferred Stock
     500,000 shares of Series D Preferred Stock

OUTSTANDING SECURITIES AS OF JULY 31, 1998

Common Stock                                                     32,014,005
Series D Preferred Stock                                            500,000
Outstanding Options                                               4,881,221
Outstanding Warrants                                                565,523


RIGHTS TO ACQUIRE CAPITAL STOCK

Pursuant to Section 7.1 of a preferred stock purchase agreement, the holder of all 500,000 shares of Series D Preferred Stock, Schering Berlin Venture Corp. ("SBVC"), has the right to acquire additional shares of Common Stock if the Company issues (an "Issuance") additional shares of Common Stock in a public or private offering (including upon the conversion of warrants or other convertible securities). The purchase price is to be equal to the price per share of Common Stock paid in such Issuance. The number of shares SBVC may purchase is equal to 1.59% of the Common Stock issued in the Issuance.

In November 1996, the Company acquired MDV Technologies, Inc. ("MDV") by a merger (the "MDV Merger") of a wholly owned subsidiary of the Company into MDV. The Company may pay up to $20 million to former shareholders of MDV if advanced clinical development or licensing milestones are achieved in connection with MDV's technology. The Company will also make certain royalty payments on the sales of products, if any, developed from such technology. The Company may buy out its royalty obligation for $10 million at any time prior to the first anniversary of the approval by U.S. regulatory authorities of any products based upon the MDV technology (the amount increasing thereafter over time). All of such payments to the former MDV shareholders may be made in cash or, at the Company's option, shares of the Company's common stock, except for the royalty obligations which will be payable only in cash. The Company has not determined whether subsequent payments (other than royalties) will be made in cash or in common stock.

5% SHAREHOLDERS

Wellington Management Company, LLP
FMR Corp. and related entities and funds / Edward C. Johnson, III / Abigail P. Johnson

                                  SCHEDULE 2.1(f)


                           NOTICES, CONSENTS AND WAIVERS


1. SBVC owns 500,000 shares of Series D Preferred Stock which must consent to the issuance of additional preferred stock with rights that are senior to or on a parity with the Series D Preferred Stock with respect to dividends, redemptions or upon liquidation or dissolution of the Company.

2. The Company is required to give notice to the holders of outstanding warrants listed on Schedule 2.1(u) of registration with the Securities and Exchange Commission of the shares of common stock receivable on conversion of Series E Preferred Stock (and to offer the opportunity to register common stock upon exercise of the warrants with respect to warrants with piggyback registration rights).

                                  SCHEDULE 2.1(g)


                              LITIGATION; PROCEEDINGS


None.

                                  SCHEDULE 2.1(u)


                                REGISTRATION RIGHTS

REGISTRATION RIGHTS

1) The holders of outstanding warrants for 465,523 shares of Common Stock issuable at prices ranging from $6.67 to $20 per share have demand and/or piggyback registration rights.

2) Hoechst Marion Roussel, Inc. ("HMRI") received 345,327 shares of common stock upon conversion in June 1997 of preferred stock of Alliance. HMRI has demand registration rights for such shares.

3) SBVC owns 500,000 shares of Series D Preferred Stock which converts into a number of shares of Common Stock, such number to be determined by a formula. The Company has an obligation to register the Common Stock to be received upon conversion and other shares of Common Stock received by SBVC pursuant to a right to participate in Issuances (see Schedule 2.1(c)) or Common Stock issued pursuant to stock dividends, stock splits or similar distributions.

4) In connection with the MDV Merger (see Schedule 2.1(c)), the Company registered the estimated number of shares to potentially be received by the former MDV shareholders. Under certain circumstances the Company could be required to issue and register additional shares of Common Stock which would be required to be registered.

                                  SCHEDULE 2.1(v)



                                  TITLE AND LIENS

In connection with the purchase of the Otisville, New York facility in 1983, the Company entered into a land use agreement with the New York City Development Corporation, the provisions of which require the Company to care for retired police horses. The provisions are "covenants running with the land" binding upon the Company and subsequent owners.

The Company has a line of credit for up to $1.5 million with Wells Fargo Bank. The loan is secured by certain cash and securities accounts.

In June 1998, Imperial Bank entered into a credit agreement providing for a loan of up to $15 million to the Company. As security for the loan the Company granted a security interest in all then existing or thereafter acquired personal property of the Company, excluding certain specific equipment and all intangible assets (including intellectual property, patents and patent applications).